Exhibit 10.2

                    , 2007

Oppenheimer & Co., Inc.

125 Broad Street

New York, NY 10004

Re: Cardium Therapeutics, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned owns of record or beneficially certain shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company or securities convertible into or exchangeable or exercisable for Common Stock.

This letter is being delivered to you in connection with a private placement of Common Stock and warrants (the “Warrants”) to purchase Common Stock (the “Offering”) for which you have acted as placement agent. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for the Company’s operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering.

In consideration of the foregoing, and as a condition of the closing of the Offering, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or minor child or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without your prior written consent (which consent may be withheld in your sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or minor child or family member) (collectively, the “Undersigned’s Shares”), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the later of (i) the date that is one hundred eighty (180) days from the closing date of the Offering, or (ii) the date that is ninety (90) days from the effective date of the registration statement filed under the Securities Act of 1933, as amended, covering the resale of the Common Stock sold in the Offering, including the shares of Common Stock issuable up exercise of the Warrants. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein; or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of the foregoing, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder

Signature of Holder

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